UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

July 1, 2015

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                          Termination of a Material Definitive Agreement

On July 1, 2015, Informatica Corporation (“Informatica”) terminated its Credit Agreement, dated as of September 26, 2014 (the “Credit Agreement”), with each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., as syndication agent, and all agreements related thereto.  There were no outstanding borrowings under the Credit Agreement at the time of its termination and Informatica did not incur any early termination penalty in connection with the termination.  Informatica terminated the Credit Agreement in anticipation of its previously announced acquisition pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 6, 2015, with Italics Inc. and Ithaca Merger Sub LLC (formerly Italics Merger Sub Inc.).

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Informatica or Informatica’s affiliates.  They have received, or may in the future receive, customary fees and commissions for these transactions.

The material terms of the Credit Agreement were previously disclosed in Informatica’s Form 8-K filed on September 30, 2014 and are incorporated herein by reference.  Reference is made to Informatica’s Form 8-K filed on April 7, 2015 for a description of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 1, 2015		INFORMATICA CORPORATION

	By:	/s/ Michael Berry
Michael Berry Chief Financial Officer and EVP